Exhibit  23.1    Consent  of  Madsen  &  Associates,  CPA's  Inc.


MADSEN & ASSOCIATES, CPA'S INC.                        684 East Vine Street, #3
Certified Public Accountants and Business                   Murray, Utah, 84107
    Consultant Board                                     Telephone 801-268-2632
                                                              Fax: 801-262-3978


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We have issued our report dated October 16, 2005, accompanying the audit financial statements of Standard Capital Corporation as at August 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 2005 and 2004 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.


November 10, 2005                        /s/  "Madsen & Associates, CPA's Inc.